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                                                                   Exhibit 10.24


                             TSB INTERNATIONAL INC.

                          MANAGEMENT STOCK OPTION PLAN

DEFINITIONS

1.       In this Plan:

         (a) "affiliate" or "affiliated" has the respective meanings ascribed thereto in the CANADA BUSINESS CORPORATIONS ACT;

         (b) "associate" has the meaning ascribed thereto in the ONTARIO SECURITIES ACT;

         (c) "board" or "directors" means the board of directors of the Company;

         (d) "common shares" means Common Shares in the capital of the Company;

         (e)      "Company" means TSB International Inc.;

         (f) "employee" means and includes all full time employees of the Company or any affiliated company;

         (g) "optionee" means a person to whom an option is granted pursuant to this plan;

         (h)      "Public Take-over Bid" means:

                  (i)      a take-over bid, as that term is defined in section
                           23.01 of the General By-law of The TSE, made for the common shares through the facilities of The TSE or a take-over bid for the common shares made through the facilities of any other stock exchange in Canada under the governing rules and regulations of such stock exchange; or

                  (ii) a bid for the common shares in respect of which a take-over bid circular is prepared and delivered to the holders of common shares pursuant to the provisions of the applicable securities legislation of any province of Canada;

         (i) "Qualified Public Take-over Bid" means a Public Take-over Bid in respect of which the aggregate of the number of common shares for which such Public Take-over Bid is made and the number of common shares beneficially owned by, or subject to the control or direction of, the party making such Public Take-over Bid, exceeds 50% of the issued and outstanding common shares on the date such Public Take-over Bid is made;

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         (j)      "termination of employment" means termination of employment for any reason other than death but does not include a mere change of employment between the Company and any affiliated company or between two affiliated companies;

         (k)      "TSE" means Toronto Stock Exchange; and

         (l) "year" with respect to any option granted pursuant hereto means any period of 12 months commencing on the date of granting such option or on any anniversary thereof.

ELIGIBILITY

2. Options to purchase authorized and unissued common shares up to the aggregate maximum set forth below may be granted from time to time hereafter in the discretion of the board to:

         (a) executive managers who have made personal contributions to the Company's corporate success, beyond the expectation of their jobs, as the board shall from time-to-time determine, based on the recommendation of the Chairman of the Company; or

         (b)      directors of the Company.

         Each option granted under this Plan shall be non-assignable and may only be exercised by the optionee or by the legal personal representative of the optionee.

MAXIMUM NUMBER OF SHARES

3. The aggregate maximum number of common shares reserved for issuance under this Plan together with the number of common shares reserved for issuance under any options for services or employee stock purchase or stock option plans shall not exceed 448,315 shares, being 10% of the issued and outstanding common shares at the date hereof. The total number of common shares issued to any one person and such person's associates under this Plan within a one-year period shall not exceed 5% of the issued and outstanding common shares immediately prior to the share issuance in question, excluding shares issued pursuant to share compensation arrangements over the preceding one-year period. Appropriate adjustments in the number of common shares subject to the Plan and in regard to options granted or to be granted, and in the price per share payable therefor, shall be made by the board to give effect to adjustments in the number of common shares of the Company resulting from subdivisions, consolidations or reclassifications of the common shares of the company, the payment of stock dividends by the Company or other relevant changes in the capital stock of the Company.


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NUMBER AND PRICE

4. The number of common shares covered by each option granted under the Plan shall be fixed by the directors at the time of granting thereof, and the price per share at which such shares may be purchased pursuant thereto shall be the average of the last 10 business days closing price of the shares of the Company on The TSE immediately preceding the date of granting such option (excluding from such calculations those days on which no stock was traded.)

TERM OF OPTIONS

5. Each option granted under this Plan shall be exercisable at any time from the date such option is first exercisable as determined by the directors at the time of granting thereof until the first to occur of:

         (a) the expiry date of such option as determined by the directors at the time of granting thereof, such expiry date to be not more than 10 years from the date the option is granted;

         (b)      270 days following the death of the optionee;

         (c) 30 days following the date on which an optionee who is an employee ceases to be an employee; and

         (d) 30 days following the date on which an optionee who is a director ceases to be a director.

EXERCISE OF OPTIONS

6. Each option granted under this Plan may be exercised with respect to all or any lesser number of common shares exercisable thereunder by written notice given to the Company specifying the number of common shares in respect of which such option is being so exercised and accompanied by a cheque (payable at par in Toronto, Canada) in payment for such shares at the price per share specified in such option.

EVIDENCE OF OPTIONS

7. Each option granted under this Plan shall be embodied in a written instrument which shall give effect to the provisions hereof and shall in addition contain appropriate provisions to ensure that the respective rights of the Company and the optionee with respect to any unissued shares covered thereby shall be suitably adjusted in the event of any reconstruction, reorganization or recapitalization of the Company, or its consolidation, amalgamation or merger into or with another corporation, or in the event of the redivision, consolidation, subdivision or other change of the common shares or the issue of further common shares as stock dividend.


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ALTERATIONS OF CAPITAL STOCK

8. Notwithstanding anything herein contained, in the event of a proposed reconstruction, reorganization or recapitalization of the Company, or its consolidation, amalgamation or merger into or with another corporation, the Company shall have the right to give written notice to any person to whom an option shall have been granted pursuant to this plan, requiring such optionee within 30 days following the giving of such notice to exercise such option with respect to all shares covered thereby and not theretofore purchased by such optionee, whereupon such optionee shall have the right to exercise such option accordingly within such 30 day period without regard to any limitation set forth in this plan or in any agreement made between such optionee and the Company pursuant to paragraph 7 hereof, limiting the number of shares which may be purchased under such option at that time; and such option shall terminate at the expiry of such 30 day period with respect to all shares covered thereby which shall not have been theretofore purchased thereunder.

RIGHTS ON QUALIFIED PUBLIC TAKE-OVER BID

9. Notwithstanding anything herein contained, in the event that a Qualified Public Take-over Bid is made, each optionee to whom an option has been granted pursuant to this plan shall have the right, exercisable by written notice given to the Company during the 20 days next following the making of such Qualified Public Take-over Bid, to exercise such option with respect to all or any lesser number of shares covered by such option which have not theretofore been purchased by such optionee and regardless of whether such option is then currently exercisable with respect to some or all of the common shares remaining to be purchased thereunder. In the event that such right is not exercised within such 20 day period, then the terms of such option shall again apply, unless or until a subsequent Qualified Public Take-over Bid is made, in which event the provisions of this paragraph 9 shall again apply, and so on from time to time, provided that in the case that a Qualified Public Take-over Bid is amended after the date it is made, the provisions of this paragraph 9 shall again apply to permit an optionee to exercise such option in accordance with these provisions except that in such event, the 20 day period shall be reduced to 10 days


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                             TSB INTERNATIONAL INC.

                          SHARE OPTION EXERCISE REQUEST

         PART 1: FOR COMPLETION BY OPTION HOLDER

         To:      The Secretary
                  TSB International Inc.
                  5399 Eglinton Avenue West, Suite 115
                  Etobicoke, Ontario, Canada M9C 5K6

         I refer to the option granted to me by TSB International Inc. by agreement dated ______________________ to purchase up to ______________shares of TSB International Inc.

         I advise that I wish to exercise this option as follows:


                 Number of shares exercised         ___________
                 Option price per share             $__________
                 Total option exercise price        $__________


         [ ] Please arrange to have a certificate issued in my name and return it to me at the address indicated below. I attach my cheque or bank money order for the total option exercise price shown above.

                  Name                       _______________________________

                  Address                    _______________________________

                                             _______________________________

                                             _______________________________
                  OR

         [ ] Please arrange to have a certificate issued in the name of my brokerage firm as indicated below and deliver it to that firm at the address indicated below against payment of the total option exercise price.

                  Brokerage firm name        _______________________________

                  Brokerage firm address     _______________________________

                                             _______________________________

                                             _______________________________

         Dated at ___________________ this ___ day of ________________, _____.


                  Signature of option holder _______________________________

                  Name (please print)        _______________________________


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                             TSB INTERNATIONAL INC.

                          SHARE OPTION EXERCISE REQUEST

         PART 2: FOR COMPLETION BY TSB CORPORATE SECRETARY

         To:      Montreal Trust Company of Canada
                  Corporate Services Division
                  151 Front Street West, 8th Floor
                  Toronto, Ontario M5J 2N1

         Please issue a share certificate in accordance with the instructions in
Part 1 above.

         [ ]      TSB has received the total option exercise price.

                  OR

         [ ] Please remit the total option exercise price of $______________on receipt from the option holder's brokerage firm.


         Dated at __________________ this ____ day of ________________, _____.



                                               TSB International Inc.


                                         per:_____________________________